SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND II
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             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             See Exhibit 1
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


   120 East Liberty Drive, Suite 400, Wheaton, Illinois            60187
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         (Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


          TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED

   Common Shares of Beneficial Interest,                  NYSE Arca
        $.01 par value per share,
                   of
   First Trust Germany AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
        $.01 par value per share,
                   of
    First Trust Canada AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
        $.01 par value per share,
                   of
  First Trust Australia AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
        $.01 par value per share,
                   of
First Trust United Kingdom AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
        $.01 par  value per share,
                  of
    First Trust Taiwan AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
        $.01 par value per share,
                   of
  First Trust Hong Kong AlphaDEX(R) Fund

   Common Shares of Beneficial Interest,                  NYSE Arca
        $.01 par value per share,
                   of
 First Trust Switzerland AlphaDEX(R) Fund


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-171759.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust Germany AlphaDEX(R) Fund, First Trust Canada AlphaDEX(R) Fund, First Trust Australia AlphaDEX(R) Fund, First Trust United Kingdom AlphaDEX(R) Fund, First Trust Taiwan AlphaDEX(R) Fund, First Trust Hong Kong AlphaDEX(R) Fund and First Trust Switzerland AlphaDEX(R) Fund (the "Funds"), each a series of the First Trust Exchange-Traded AlphaDEX(R) Fund II (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by NYSE Arca. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-171759 and 811-22519), filed with the Securities and Exchange Commission on January 11, 2011. Such description is incorporated by reference herein.

ITEM 2.  EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST EXCHANGE-TRADED ALPHADEX(R)
                                         FUND II


                                      By: /s/ W. Scott Jardine
                                          -----------------------------------
                                             W. Scott Jardine, Secretary

January 12, 2012

                                   Exhibit 1

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                                                          I.R.S. EMPLOYER
                          FUND                           IDENTIFICATION NO.
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First Trust Germany AlphaDEX(R) Fund                       32-0365016
First Trust Canada AlphaDEX(R) Fund                        35-2433158
First Trust Australia AlphaDEX(R) Fund                     36-4720634
First Trust United Kingdom AlphaDEX(R) Fund                37-1659772
First Trust Taiwan AlphaDEX(R) Fund                        38-3863195
First Trust Hong Kong AlphaDEX(R) Fund                     32-0365133
First Trust Switzerland AlphaDEX(R) Fund                   37-1659887
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